UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 27, 2026

ARTELO BIOSCIENCES, INC.
(Exact name of Company as specified in its charter)

Nevada	001-38951	33-1220924
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

505 Lomas Santa Fe, Suite 160 Solana Beach, CA USA	92075
(Address of principal executive offices)	(Zip Code)

(858) 925-7049
(Company’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ARTL	The Nasdaq Stock Market LLC

Indicate by check mark whether the Company is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the Company has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On March 27, 2026, Artelo Biosciences, Inc. (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with certain accredited investors (the “Purchasers”), pursuant to which the Company agreed to issue and sell, in a private placement (the “Offering”): (i) 81,000 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”) at $3.45 per share, (ii) pre-funded warrants to purchase 3,107,407 shares of Common Stock at an exercise price of $0.001 per share (the “Pre-Funded Warrants”), and (iii) warrants to purchase 6,376,814 shares of Common Stock at an exercise price of $3.20 per share (the “Common Warrants”). The Pre-Funded Warrants and the Common Warrants are collectively referred to herein as the “Warrants” and the shares issuable upon such Warrants, the “Warrant Shares.”

Each Share or, at the election of the Purchaser in lieu of Shares, each Pre-Funded Warrant, was issued and sold along with two Common Warrants. The combined purchase price for the securities was (i) $3.45 per Share of Common Stock and two Common Warrants, and (ii) $3.449 per Pre-Funded Warrant and two Common Warrants. The Offering closed on March 30, 2026.

The Pre-Funded Warrants are exercisable immediately and may be exercised at any time until all of the Pre-Funded Warrants are exercised in full, subject to the Beneficial Ownership Limitation described below. The Common Warrants are exercisable immediately and have a term of five and one-half years from the effective date of the Initial Registration Statement (as defined below), subject to the Beneficial Ownership Limitation described below.

The Common Warrants may only be exercised on a cashless basis if, after six months from the issuance date of the Common Warrants, there is no registration statement registering, or the prospectus contained therein is not available for, the resale of the shares of Common Stock underlying the Common Warrants to the holder. A holder of a Warrant may not exercise any such Warrant to the extent that such exercise would result in the number of shares of Common Stock beneficially owned by such holder and its affiliates exceeding 4.99% or 9.99% (at the election of the holder) of the total number of shares of Common Stock outstanding immediately after giving effect to the exercise, which percentage may be increased or decreased at the holder’s election not to exceed 9.99% (the “Beneficial Ownership Limitation”).

The Purchase Agreement contains customary representations, warranties and agreements by the Company, indemnification obligations of the Company, and other obligations of the parties. The representations, warranties and covenants contained in the Purchase Agreement were made only for purposes of such Purchase Agreement and are made as of specific dates; are solely for the benefit of the parties (except as specifically set forth therein); may be subject to qualifications and limitations agreed upon by the parties in connection with negotiating the terms of the Purchase Agreement, instead of establishing matters as facts; and may be subject to standards of materiality and knowledge applicable to the contracting parties that differ from those applicable to investors generally. Investors should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of the Company.

Concurrently with the execution of the Purchase Agreement, the Company and the Purchasers also entered into a Registration Rights Agreement (the “Registration Rights Agreement”), pursuant to which the Company agreed to file with the U.S. Securities and Exchange Commission (the “SEC”) a registration statement within fifteen (15) calendar days of the Registration Rights Agreement, and to have such registration statement declared effective by the SEC within forty-five (45) calendar days of the Registration Rights Agreement (or seventy-five (75) calendar days in the event of a “full review” by the SEC) (the “Initial Registration Statement”), to register under the Securities Act of 1933, as amended (the “Securities Act”), the offer and resale by the Purchasers of all the Shares and Warrant Shares (collectively, the “Registrable Securities”). The Company must also file one or more additional registration statements for the resale of the Registrable Securities if necessary.

H.C. Wainwright & Co., LLC acted as exclusive placement agent (the “Placement Agent”) in connection with the Offering and received a cash fee equal to 8.0% of the aggregate gross proceeds and reimbursement of certain expenses. Upon the exercise for cash of the Warrants, the Company shall pay the Placement Agent a cash fee of 8.0% of the aggregate gross exercise price paid in cash with respect thereto. In addition, the Company issued to designees of the Placement Agent warrants to purchase 255,073 shares of Common Stock at an exercise price of $4.3125 per share (the “Placement Agent Warrants”), which have the same terms as the Common Warrants other than the exercise price.

The gross proceeds from the Offering, before deducting Placement Agent fees and other offering expenses payable by the Company, were $10,996,902.70 (or up to approximately $31.4 million in gross proceeds if the Warrants are fully exercised for cash). The net proceeds of $10,031.902.37 from the Offering will be used for working capital, general corporate purposes and the repayment of certain bridge debt.

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Forms of the Pre-Funded Warrants, the Common Warrants, the Placement Agent Warrants, the Purchase Agreement, and the Registration Rights Agreement are filed as Exhibit 4.1, Exhibit 4.2, Exhibit 4.3, Exhibit 10.1, and Exhibit 10.2, respectively, to this Current Report on Form 8-K and the descriptions above are qualified in their entirety by reference to such exhibits.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated hereby reference.

The securities that may be issued by the Company under the Purchase Agreement are being offered and sold by the Company in transactions that are exempt from the registration requirements of the Securities Act in reliance on Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D thereunder. In the Purchase Agreement, each Purchaser represented to the Company, among other things, that it is an “accredited investor” (as such term is defined in Rule 501(a) of Regulation D under the Securities Act). Accordingly, the offer and sale by the Company of the securities that may be issued and sold under the Purchase Agreement have not been and will not be registered under the Securities Act or any applicable state securities or “Blue Sky” laws and, therefore, such securities may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act and any applicable state securities or “Blue Sky” laws.

This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy any securities of the Company, nor shall there be any sale of any securities of the Company in any state or other jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

Item 7.01 Regulation FD Disclosure.

On March 27, 2026, the Company issued a press release announcing the pricing of the Offering. A copy of the press release is attached hereto as Exhibit 99.1.

On March 30, 2026, the Company issued a press release announcing the closing of the Offering. A copy of the press release is furnished hereto as Exhibit 99.2.

The information furnished pursuant to this Item 7.01 (including Exhibit 99.1 and Exhibit 99.2) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Exchange Act or the Securities Act, except as expressly set forth by specific reference in such a filing.

Item 8.01 Other Events.

As previously disclosed in the Company’s Current Report on Form 8-K filed with the SEC on February 5, 2026, on February 2, 2026, the Company received a letter from the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”) indicating that the Nasdaq Hearing Panel had determined to grant the Company’s request for an exception to cure its listing deficiencies subject to the Company demonstrating, on or before March 30, 2026, compliance with Nasdaq Listing Rule 5550(b)(1), which requires that the Company maintain stockholders’ equity of at least $2.5 million for continued listing (the “Equity Rule”), by filing a timely public disclosure describing the transactions, and its compliance with the Equity Rule following such transactions, undertaken by the Company to achieve compliance and demonstrate long-term compliance with the Equity Rule.

On March 30, 2026, the Company received net proceeds of $10,031.902.37 as a result of the consummation of the Offering described above. Therefore, the Company believes it has in excess of $2.5 million in stockholders’ equity as of this date. The Company is awaiting confirmation from Nasdaq that it has evidenced compliance with the Equity Rule. However, there can be no assurance that Nasdaq will determine that the Company has regained compliance with the Nasdaq continued listing rules.

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Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
4.1	Form of Pre-Funded Warrant
4.2	Form of Common Warrant
4.3	Form of Placement Agent Warrant
10.1	Form of Securities Purchase Agreement by and between Artelo Biosciences, Inc. and the purchasers named therein
10.2	Form of Registration Rights Agreement by and between Artelo Biosciences, Inc. and the purchasers named therein
99.1	Press Release dated March 27, 2026
99.2	Press Release dated March 30, 2026
104	Cover Page Interactive Data File (embedded within the XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 30, 2026	ARTELO BIOSCIENCES, INC.

/s/ Gregory D. Gorgas
	Name:	Gregory D. Gorgas
	Title:	Chief Executive Officer and President

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